SALE OF SHARES AGREEMENT

THIS AGREEMENT is made the 23rd day of March 2022

Between

1. **JACK WONG (Malaysian Identity Card No.830405-12-5809)** ("**the Vendor**") of, TB 3457, Taman Kafar, Jalan Sin On, 91000, Tawau, Sabah, Malaysia of the one part;

And

2. **VERDE RESOURCES (MALAYSIA) SDN BHD [REG.NO 202201002087 (1447784-K)]**, a company incorporated under the Companies Act 2016 of Malaysia and having its registered address at Lot 6.01, 6th Floor, Imbi Plaza 28, Jalan Imbi, 55100, Kuala Lumpur, W.P, Kuala Lumpur, Malaysia ("**the Purchaser**") of the other part;

And

3. **THE WISION PROJECT SDN BHD [Registration No. 201801041991 (1304023-T)]**a company incorporated under the Companies Act 2016 of Malaysia and having its registered address at No. 8-3, 3rd Floor, Block G, Damai Plaza, Phase IV, Luyang, 88300, Kota Kinabalu, Sabah (**"the Company"**) of the other part.

WHEREAS:

(A) The particulars and information of the Company are set out in **SCHEDULE 1** hereto.

(B) The Vendor represents that the Company's main business is General Trading, Property Investment & Investment Holdings.

(C) The Vendor is the registered and/or beneficial owners of all the issued and paid up ordinary shares in the Company (collectively "**the Sale Shares**"). The Vendor represents that he has the right power and authority to sell dispose transfer and deal in any manner with such shares free from all and any claims charges liens encumbrances option or equities.

(D) The financial position of the Company as at 31 March and 31 December 2021 (**"the Audited and Management Accounts"**) as shown in the Accounts of the Company which are annexed in **SCHEDULE 2 and 3** hereto.

(E) The Vendor represents that save and except for the liabilities listed in the Audited Accounts ("**Total Liabilities"**) there are no other liabilities (including contingent liabilities) which are outstanding on the part of the Company.

(F) The Vendor is desirous to sell the Sale Shares in the Company to the Purchaser and the Purchaser intends to acquire from the Vendor the Sale Shares at the total purchase consideration of Ringgit One only (RM1.00) free from all claims, charges, liens, encumbrances, and equities whatsoever together with all rights attached thereto, subject however to the Total Liabilities upon the terms and conditions hereinafter contained.

IT IS AGREED AS FOLLOWS:

1. SALE OF SALE SHARES

1.1 In consideration of the sum of Ringgit Malaysia One (RM1.00) only (the Vendor hereby acknowledges the receipt of the same), the Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Sale Shares free from all claims, charges, liens, encumbrances and equities whatsoever apart from the Total Liabilities which the Purchaser shall fully assume together with all rights attached thereto including all dividends, rights and distributions declared paid or made in respect thereof after the Completion Date at the Purchase Consideration subject to the terms and conditions of this Agreement.

1.2 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

1.3 Notwithstanding anything to the contrary contained herein, the sale and purchase of the Sale Shares shall be on the basis that on Completion Date:

(a) the Purchaser shall wholly own all the Sale Shares of the Company free from all claims, charges, liens, encumbrances and equities whatsoever;

(b) the Total Liabilities shall not be more than as listed in the Audited Accounts

(c) The other Assets of the Company (if any) shall be accrued to the Purchaser.

2. PURCHASE CONSIDERATION & TOTAL LIABILITIES

The Gross Purchase Consideration for the Sale Shares shall be Ringgit Malaysia One (RM1.00) only ("**Consideration Sum**") to be paid by the Purchaser to the Vendor upon the execution of this Agreement.

3. DELIVERY OF DOCUMENTS

3.1 Simultaneous with the execution of this Agreement, the Vendor shall deliver or procure the delivery to the Purchaser or its Solicitors duly completed, signed and registrable transfers in favour of the Purchaser or as it may direct in respect of the Sale Shares together with the respective share certificates (the "**Transfer Documents**").

3.2 Upon the execution of this Agreement, the Vendor shall deliver or procure the delivery to the Purchaser's Solicitors the following documents:

(a) the statutory books of the Company complete and up-to-date and the Company's certificates of incorporation and common seal;

(b) the appropriate forms (completed and signed, where appropriate) to amend the mandates given by the Company to its bankers;

(c) the financial, legal, secretarial and any other records and/or documents of the Company;

(d) all other documents, titles, books, records, securities and memoranda relating to the assets and properties of the Company; ("the **Company Documents**").

4. **COMPLETION**

4.1 Completion shall take place at the offices of the Purchaser's Solicitors on the Completion Date which shall take effect **upon the full payment of the Consideration Sum.**

4.2 On the Completion Date, the following shall take place in the following order:-

(a) The parties shall procure the Purchaser's Solicitors to deliver the Transfer Documents and the Stake Documents to the Purchaser and the Vendor shall deliver to the Purchaser :

(i) the Closing Certificate;

(ii) the cheque books of the Company;

(iii) all other documents or records relating to the Company reasonably requested by the Purchaser.

(b) The Vendor shall cause their nominees to submit their resignation as directors and secretary of the Company and such resignations shall state that they have no claims whatsoever against the Company;

(c) The Vendor shall deliver copies of the resolutions of the Board (certified as being true copies by the secretary of the Company) which:

(i) approve the transfers of the Sale Shares to the Purchaser or such nominee of the Purchaser as the Purchaser may designate;

(ii) appoint the nominees of the Purchaser as directors and secretary of the Company;

(iii) accept the resignations referred to in paragraph (b) above.

5. **WARRANTIES**

5.1 The Vendor and the Purchaser warrant(s) to each other that they each have and will have full power and authority to enter into and perform this Agreement which when accepted will constitute binding obligations upon it in accordance with its terms.

5.2 The Vendor and the Purchaser warrant(s) to the other that this Agreement and all other documents has, or will upon execution of the same have been duly executed and delivered by each of them and, assuming the due execution and delivery of the Agreement and any other document by any other parties, will constitute valid and legally binding obligations upon them, and enforceable against each of them in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency,

reorganisation, moratorium or similar laws affecting rights of creditors generally and by general principles of equity.

5.3 The Vendor hereby warrants to the Purchaser that:

(a) the Sale Shares will at Completion constitute fully paid ordinary shares of the Company constituting one hundred percent (100%) of the issued and allotted share capital of all the Company;

(b) there is and at Completion will be no pledge, lien or other encumbrance on, over or affecting the Sale Shares and there is and at Completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

5.4 The Vendor warrants that the recitals to this Agreement which relate to the Vendor and the Company are true and correct.

5.5 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause contained in this Agreement shall govern or limit the extent or application of any other clause.

5.6 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Warranties.

6 GENERAL

6.1 Notices

Any notice or other communication (including, but not limited to, any request, demand, consent or approval) to or by a party to this Agreement :

(a) must be in legible writing and in English;

(b) shall be deemed to have been received by the Vendor and Purchaser if sent to the their address as set out herein above or such other address as specified by such Vendor by notice to the Purchaser;

(c) is regarded as being given by the sender and received by the addressee :

(i) if by delivery in person, when delivered to the addressee;

(ii) if by prepaid registered or ordinary post, five (5) clear Business Days from and including the date of posting; or

(iii) if by facsimile transmission, when transmitted to the addressee provided the sender receives a transmission control report from the despatching machine showing the relevant number of pages, the correct destination facsimile machine number and the result of the transmission as "OK";

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day;

(d) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

6.2 **Governing law and jurisdiction**
This Agreement shall be governed by and construed in accordance with Malaysian Law.

6.3 **Enforceability**
Any provision of, or the application of any provision of, this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition. Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this Agreement in that or any other jurisdiction.

6.4 **Waivers**
The failure of any party to exercise its rights under or insist on strict adherence to any term of this Agreement must not be considered a waiver (unless advised in writing to the party claiming the benefit of the waiver) and will not operate to deprive that party of the future exercise of that right or the right to insist on strict adherence to that term or any other term of this Agreement.

6.5 **Assignment**
A party must not assign or otherwise dispose of its rights under this Agreement without the prior written consent of the other party. A party may withhold consent in its absolute discretion.

6.6 **Relationship**
Nothing in this Agreement constitutes or is to be construed to constitute a party as the partner, agent, employee or representative of the other party. A party must not act independently of the other party and does not have the right or power to commit the other party on any matter, or incur any obligations on behalf of or pledge the credit of the other party, without the prior written approval of the other party.

6.7 **Time**
Time is of the essence of this Agreement.

6.8 **Counterparts**
This Agreement may be executed in any number of counterparts and all such counterparts taken together constitute one and the same instrument.

6.9 **Entire Agreement**
This Agreement is the entire agreement between the parties in respect of its subject matter and supersedes all previous agreements with respect to its subject matter.

6.10 **Costs**

Each party shall bear their own legal costs of and incidental to this Agreement. The stamp duties, registration fees and all other costs and expenses in connection with or incidental to the transfer of the Sale Shares in favour of the Purchaser shall be borne by the Purchaser whereas the stamp duties, registration fees and all other costs and expenses in connection with or incidental to the re-transfer of the Sale Shares in favour of the Vendor (if relevant) shall be borne by the Vendor.

(the remainder of this page is intentionally left blank)

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

[VENDOR]

Signed by **JACK WONG**	)	
in the presence of:-	)	
	)	
Name : Karen Voon Zhi Jia		Name: **JACK WONG**
NRIC No.: 990928-12-7080		NRIC No.:830405-12-5809

[PURCHASER]

THE COMMON SEAL of	)	*common seal*
VERDE RESOURCES (MALAYSIA)	)	
SDN BHD was affixed in the presence of -	)	
	)	Director
Name: **ROJE JUAN LINGAM**		Name: **LEE PUAN KIANG @ CHARLIE**
NRIC No.: 780606-12-5351		NRIC No.: 620903-12-5689

[THE COMPANY]

THE COMMON SEAL of	)	*common seal*
THE WISION PROJECT SDN BHD	)	
was affixed in the presence of -	)	
	)	
Director		Director
Name: **JACK WONG**		Name: **TEO ZYE KEUN**
NRIC No.: 830405-12-5809		NRIC No.: 810505-12-5429

THE WISION PROJECT SDN. BHD. 201801041991 (1303823-T)

SCHEDULE 1

Details of the Company

The Company

Name	:	THE WISION PROJECT SDN BHD
Registration No.	:	201801041991 (1304023-T)
Date of Incorporation	:	16 November 2018
Place of Incorporation	:	Malaysia
Issued & Paid Up Share Capital	:	RM1 (1 Ordinary Share)
Registered Office	:	No. 8-3, 3rd Floor, Block G, Damai Plaza, Phase IV, Luyang, 88300, Kota Kinabalu, Sabah
Directors	:	Jack Wong (NRIC No. 830405-12-5809) Teo Zye Keun (NRIC No. 810505-12-5429)
Shareholder	:	Jack Wong (100%)
Company Secretary	:	Liew Chiew Ha (MIA 7064)
Auditor	:	Johnny Cham & Co (AF 0777)

SCHEDULE 2

The Audited Accounts as at 31 March 2021

Registration No: 201801041991 (1304023 - T)

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

FINANCIAL STATEMENTS
FOR FINANCIAL YEAR ENDED 31 MARCH 2021

Registration No: 201801041991 (1304023 - T)

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

CONTENTS

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

CORPORATE INFORMATION

BOARD OF DIRECTORS	: Teo Zye Keun : Wong Yung Jack
COMPANY SECRETARY	: Liew Chiew Ha (f) (MIA 7064) -Practising Certificate No.: 202008001400
REGISTERED OFFICE	: No. 8-2, Second Floor, Block G, Damai Plaza Phase IV, Luyang, 88300 Kota Kinabalu, Sabah.
AUDITORS	: Johnny Cham & Co *(AF 0777)* Chartered Accountants (Malaysia)

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

DIRECTORS' REPORT
FOR THE FINANCIAL YEAR ENDED 31 MARCH 2021

The Directors hereby presents their report together with the audited financial statements of the Company for the financial year ended 31 March 2021.

CHANGE OF NAME

On 04 November 2020 the Company changed its name from Nekad Sempurna Sdn. Bhd. to The Wision Project Sdn. Bhd.

PRINCIPAL ACTIVITIES

The Company was incorporated on 16 November 2018 and commenced business operation in December 2020. The principal activities or the Company are channel Broadcarting, Show Hosts, IT Programming and administrative Services.

RESULTS

	RM
Profit For The Financial Year	11,876

In the opinion of the Directors, the results of the operations of the Company during the financial year were not substantially affected by any item, transaction or event of a material and unusual nature.

RESERVES AND PROVISIONS

There were no material transfers to or from reserves or provisions during the financial year except as disclosed in the financial statements.

DIVIDENDS

No dividend was paid or declared since the end of the previous financial year. The Directors do not recommend any payment of dividend in respect of the current financial year.

SHARES AND DEBENTURES

The Company did not issue any new shares or debentures during the financial year.

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

DIRECTORS' REPORT
FOR THE FINANCIAL YEAR ENDED 31 MARCH 2021

DIRECTORS

The Directors of the Company who served since the date of last report are: -

Teo Zye Keun	(Appointed on 13 November 2020)
Wong Yung Jack	(Appointed on 13 November 2020)
Lee Xin Yi (f)	(Resigned on 13 November 2020)
Thien Nyuk Shen (f)	(Resigned on 13 November 2020)
Reggie Abraham	(Appointed on 10 December 2018; Resigned on 6 August 2020)

DIRECTORS' INTERESTS

According to the register of directors' shareholding under Section 59 of the Companies Act, 2016, the interests of directors in office at the end of the financial year in the ordinary shares of the Company and its related corporations during the financial year are as follows: -

	Number of Ordinary Shares	
Name	As At 01/04/2020	As At 31/03/2021
Reggie Abraham	1	1

Save as disclosed above, the other Directors in office at the end of the financial year had no interest in shares in the Company during the financial year.

DIRECTORS' REMUNERATIONS

None of the directors of the Company have received any remunerations from the Company during the financial year.

None of the directors of the Company have received any other benefits otherwise than in cash from the Company during the financial year.

No payment has been paid to or payable to any third party in respect of the services provided to the Company by the directors of the Company during the financial year.

INDEMNIFYING DIRECTORS, OFFICERS OR AUDITORS

No indemnities have been given or insurance premiums paid, during or since the end of the financial year, for any person who is or has been the director, officer or auditors of the Company.

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

DIRECTORS' REPORT
FOR THE FINANCIAL YEAR ENDED 31 MARCH 2021

DIRECTORS' BENEFITS

During and at the end of the financial year, no arrangements subsisted to which the Company is a party, with the object or objects of enabling directors of the Company to acquire benefits by means of the acquisition of shares in, or debentures of, the Company or any other body corporate.

Since the end of the previous financial year, no director of the Company has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of remuneration received or due and receivable by the directors as shown in the financial statements or the fixed salary of a full-time employee of the Company) by reason of a contract made by the Company or a related corporation with the director or with a firm of which the director is a member, or with a company in which the director has a substantial financial interest.

OTHER STATUTORY INFORMATION

Before the financial statements of the Company were prepared, the directors took reasonable steps: -

(a) to ascertain that proper action had been taken in relation to the writing-off of bad debts and the making of allowance for doubtful debts, and have satisfied themselves that all known bad debts had been written-off and that adequate allowance had been made for doubtful debts; and

(b) to ensure that any current assets which were unlikely to realised their book values in the ordinary course of business including the value of current assets as shown in the accounting records of the Company have been written down to an amount which the current assets might be expected so to realise.

As of the date this report, the directors are not aware of any circumstances:

(a) which would render the amount written off for bad debts or the amount of the allowance for doubtful debts inadequate to any substantial extent in the financial statements of the Company; or

(b) which would render the values attributed to current assets in the financial statements of the Company misleading; or

(c) which have arisen which would render adherence to the existing method of valuation of assets or liabilities of the Company misleading or inappropriate; or

(d) not otherwise dealt with in this report or financial statements which would render any amount stated in the financial statements of the Company misleading.

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

DIRECTORS' REPORT
FOR THE FINANCIAL YEAR ENDED 31 MARCH 2021

OTHER STATUTORY INFORMATION - (CONTINUED)

As of the date of this report, there does not exist:

(a) any charge on the assets of the Company which has arisen since the end of the financial year which secures the liabilities of any other person; or

(b) any contingent liability of the Company which has arisen since the end of the financial year.

In the opinion of the directors:

(a) No contingent or other liability has become enforceable or is likely to become enforceable within the period of twelve months after the end of the financial year which will or may substantially affect the ability of the Company to meet its obligation as and when they fall due; and

(b) no item, transaction or event of a material and unusual nature has arisen in the interval between the end of the financial year and the date of this report any item, transaction or event of a material and unusual nature which is likely to affect substantially the results of operations of the Company for the financial year in which this report is made.

AUDITORS AND AUDITORS' REMUNERATIONS

The auditors, Messrs. Johnny Cham & Co., Chartered Accountants, have indicated their willingness to accept reappointment in accordance with Section 267(4) of the Companies Act, 2016.

Auditors' remunerations are disclosed in Note 11 to the financial statements.

Signed on behalf of the Board of Directors in accordance with a resolution of the directors.

TEO ZYE KEUN

WONG YUNG JACK

KOTA KINABALU

DATED: 15 SEP 2021

Registration No: 201801041991 (1304023 - T)

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

STATEMENT BY DIRECTOR
Pursuant to Section 251 (2) of the Companies Act, 2016

The directors of The Wision Project Sdn. Bhd., states that, in his opinion, the financial statements of the Company set out on pages 10 to 22 are drawn up in accordance with Malaysian Private Entities Reporting Standard and the requirements of Companies Act, 2016 in Malaysia so as to give a true and fair view of the financial position of the Company as of 31 March 2021 and of their financial performance and cash flows for the financial year then ended.

Signed on behalf of the Board in accordance with a resolution of the Directors,

....
TEO ZYE KEUN WONG YUNG JACK

KOTA KINABALU

DATED: 15 SEP 2021

STATUTORY DECLARATION
Pursuant to Section 251 (1)(b) of the Companies Act, 2016

I, Teo Zye Keun, being the director primarily responsible for the financial management of The Wision Project Sdn. Bhd., do solemnly and sincerely declare that the financial statements set out on pages 10 to 22 are to the best of my knowledge and belief, correct and I make this solemn declaration conscientiously believing the same to be true, and by virtue of the provisions of the Statutory Declaration Act, 1960.

Subscribed and solemnly declared by }
Teo Zye Keun at Kota Kinabalu, }
in the State of Sabah, }
this 15 SEP 2021 }

....
TEO ZYE KEUN

Before me,

PESURUHJAYA SUMPAH MALAYSIA
A-S 111
NUR SYAKIRAH ANTONIUS ABDULLAH
MAHKAMAH KOTA KINABALU
(1.7.2021 - 30.6.2024)

Kota Kinabalu
Commissioner for Oaths

JOHNNY CHAM & CO. (AF 0777)
Chartered Accountants (Malaysia)

Registration No: 201801041991 (1304023 - T)

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of The Wision Project Sdn. Bhd., which comprise the Statement of Financial Position as at 31 March 2021, and the Statement of Income and Retained Profits and Statement of Cash Flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies, as set out on pages 10 to 22.

In our opinion, the accompanying financial statements give a true and fair view of the financial position of the Company as at 31 March 2021, and of its financial performance and its cash flows for the year then ended in accordance with Malaysian Private Entities Reporting Standards and the requirements of the Companies Act, 2016 in Malaysia.

Basis for Opinion

We conducted our audit in accordance with approved standards on auditing in Malaysia and International Standards on Auditing. Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Independence and Other Ethical Responsibilities

We are independent of the Company in accordance with the By-Laws (on Professional Ethics, Conduct and Practice) of the Malaysian Institute of Accountants ("By-Laws") and the International Ethics Standards Board for Accountants' International Code of Ethics for Professional Accountants (including International Independence Standards) ("IESBA Code"), and we have fulfilled our other ethical responsibilities in accordance with the By-Laws and the IESBA Code.

Information Other than the Financial Statements and Auditors' Report Thereon

The directors of the Company are responsible for the other information. The other information comprises the Directors' Report but does not include the financial statements of the Company and our auditors' report thereon.

Our opinion on the financial statements of the Company does not cover the Directors' Report and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements of the Company, our responsibility is to read the Directors' Report and, in doing so, consider whether the Directors' Report is materially inconsistent with the financial statements of the Company or our knowledge obtained in the audit or otherwise appears to be materially misstated.

Information Other than the Financial Statements and Auditors' Report Thereon -(Continued)

If, based on the work we have performed, we conclude that there is a material misstatement of the Directors' Report, we are required to report that fact. We have nothing to report in this regard.

Responsibility of the Directors for the Financial Statements

The directors of the Company are responsible for the preparation of financial statements of the Company that give a true and fair view in accordance with Malaysian Private Entities Reporting Standards and the requirement of the Companies Act, 2016 in Malaysia. The directors are also responsible for such internal control as the directors determine is necessary to enable the preparation of financial statements of the Company that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements of the Company, the directors are responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements of the Company as a whole are free from materials misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with approved standards on auditing in Malaysia and International Standards on Auditing will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with approved standards on auditing in Malaysia and International Standards on Auditing, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

- Identify and assess the risks of material misstatement of the financial statements of the Company, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

Registration No: 201801041991 (1304023 - T)

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

Auditors' Responsibilities for the Audit of the Financial Statements - (continued)

- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.

- Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

- Conclude on the appropriateness of the directors' use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors' report to the related disclosures in the financial statements of the Company or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors' report. However, the future events or conditions may cause the Company to cease to continue as a going concern.

- Evaluate the overall presentation, structure and content of the financial statements of the Company, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Other Matters

This report is made solely to the members of the Company, as a body, in accordance with Section 266 of the Companies Act, 2016 in Malaysia and for no other purpose. We do not assume responsibility to any other person for the content of this report.

JOHNNY CHAM & CO (AF 0777)
Chartered Accountants (Malaysia)

CHAM NYIT KHIN
01374/05/2022 J
Chartered Accountant

KOTA KINABALU

DATED: 15 SEP 2021

No. 8 - 3, Third Floor, Block G, Damai Plaza, Phase IV, Luyang, 88300 Kota Kinabalu, P. O. Box 22133, 88779 Luyang, Kota Kinabalu, Sabah, Malaysia. Tel. No. 088-238686 & 246866, Fax No. 088-255998 & e-mail: jcco2020@gmail.com

Registration No: 201801041991 (1304023 - T)

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

STATEMENT OF FINANCIAL POSITION
AS AT 31 MARCH 2021

	NOTE	2021 RM	2020 RM
NON-CURRENT ASSETS			
Property, Plant & Equipment	6	3,150	-
Total Non-Current Assets		3,150	-
CURRENT ASSETS:			
Trade Receivable		50,000	-
Cash & cash equivalents	7	75,188	1
Total Current Assets		125,188	1
TOTAL ASSETS		128,338	1
EQUITY:			
Share Capital	8	1	1
Retained Profits/(Accumulated losses)	9	6,588	(5,288)
Total Equity		6,589	(5,287)
CURRENT LIABILITIES:			
Other Payables	10	119,419	5,288
Tax Payable		2,330	-
Total Current Liabilities		121,749	5,288
Total Liabilities		121,749	5,288
TOTAL EQUITY AND LIABILITIES		128,338	1

The accompanying notes on page 13 to 22 form an integral part of these financial statements.

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

STATEMENT OF INCOME AND RETAINED PROFITS FOR THE FINANCIAL YEAR ENDED 31 MARCH 2021

	NOTE	2021 RM	2020 RM
REVENUE	10a	300,000	-
GROSS PROFIT/(LOSS)		300,000	-
ADMINISTRATIVE EXPENSES		(285,794)	(5,288)
PROFIT/(LOSS) BEFORE TAXATION	11	14,206	(5,288)
TAX EXPENSE	12	(2,330)	-
PROFIT/(LOSS) AFTER TAX FOR THE YEAR/PERIOD		11,876	(5,288)
ACCUMULATED LOSSES BROUGHT FORWARD		(5,288)	-
RETAINED PROFITS/(ACCUMULATED LOSSES) CARRIED FORWARD		6,588	(5,288)

The accompanying notes on page 13 to 22 form an integral part of these financial statements.

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

STATEMENT OF CASH FLOWS
FOR THE FINANCIAL YEAR ENDED 31 MARCH 2021

	2021 RM	2020 RM
CASH FLOWS FROM/(USED IN) OPERATING ACTIVITIES		
Profit/(Loss) Before Tax	14,206	(5,288)
Adjustment For: -		
Depreciation of Property, Plant & Equipment	350	-
Operating Profit/(Loss) Before Working Capital Changes	14,556	(5,288)
Changes In Working Capital:		
Receivable	(50,000)	-
Payables	114,131	5,288
Net Cash Generated From/(Used In) Operating Activities	78,687	-
CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES		
Proceeds From Issuance of Share Capital	-	1
Net Cash Generated From Financing Activities	-	1
CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES		
Acquisition of Property, Plant & Equipment (Note a)	(3,500)	-
Net Cash Used In Investing Activities	(3,500)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	75,187	1
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1	-
CASH AND CASH EQUIVALENTS AT END OF YEAR/PERIOD (Note 7)	75,188	1

Note a : Acquisitions of Property, Plant & Equipment were financed by: -

	2021 RM	2020 RM
Cash	3,500	-

The accompanying notes on page 13 to 22 form an integral part of these financial statements.

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

NOTES TO THE FINANCIAL STATEMENTS – 31 MARCH 2021

1. GENERAL INFORMATION

The Company, The Wision Project Sdn. Bhd., is private company incorporated and domiciled in Malaysia.

The Company was incorporated on 16 November 2018 and commenced business operation in December 2020. The principal activities or the Company are channel Broadcarting, Show Hosts, IT Programming and administrative Services. There have been no significant changes in the nature of these activity during the financial year under review.

The registered office of the Company is located at No. 8-2, 2nd Floor, Block G, Damai Plaza Phase 4, Luyang, 88300 Kota Kinabalu, Sabah.

The financial statements of the Company are presented in Ringgit Malaysia (RM).

2. COMPLIANCE WITH FINANCIAL REPORTING STANDARDS AND THE COMPANIES ACT

The financial statements have been prepared in accordance with the Malaysian Private Entities Reporting Standard ('MPERS') issued by the Malaysian Accounting Standards Board and the provisions of the Companies Act 2016.

3. BASIS OF PREPARATION

The financial statements of the Company have been prepared using costs and fair values bases.

Management has used estimates and assumptions in measuring the reported amounts of assets and liabilities at the end of the reporting period and the reported amounts of revenues and expenses during the reporting period. Judgements and assumptions are applied in the measurement, and hence, the actual results may not coincide with the reported amounts. The areas involving significant judgements and estimation uncertainties are disclosures in Note 5.

4. SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with the Malaysian Private Entities Reporting Standard ('MPERS') and the requirements of the Companies Act 2016.

The financial statements have been prepared on the historical cost basis.

The principal accounting policies adopted are set out below:

4. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.1 Property, Plant and Equipment (PPE)

Operating tangible assets that are used for more than one accounting period in the production and supply of goods and services, for administrative purposes or for rental to others are recognised as property, plant and equipment when the Company obtain control of the assets. The assets, including major spares, servicing equipment and stand-by equipment, are classified into appropriate classes based on their nature. Any subsequent replacement of a significant component in an existing asset is capitalised as a new component in the asset and the old component is derecognised.

All property, plant and equipment are initially measured at cost. For a purchased asset, cost comprises purchase price plus all directly attributable costs incurred in bringing the asset to its present location and condition for management's intended use. For a self-constructed asset, cost comprises all direct and indirect costs of construction (including provision for restoration and cost of major inspection) but excludes internal profits.

All property, plant and equipment are subsequently measured at cost less accumulated depreciation and accumulated impairment losses.

All other property, plant and equipment are depreciated by allocating the depreciable amount of a significant component or of an item over the remaining useful life. The depreciation methods used and the useful lives of the respective classes of property, plant and equipment are as follows:

	Useful life (Years)
General Equipment	10

At the end of each reporting year, the residual values, useful lives and depreciation methods for the property, plant and equipment are reviewed for reasonableness. Any change in estimate of an item is adjusted prospectively over its remaining useful life, commencing in the current year.

4.2 Impairment of Non-Financial Assets

An impairment loss arises when the carrying amount of a Company's asset exceeds its recoverable amount.

At the end of each reporting date, the Company assesses whether there is any indication that a stand-alone asset or a cash-generating unit may be impaired by using external and internal sources of information. If any such indication exists, the Company estimates the recoverable amount of the asset or cash-generating unit.

An impairment loss arises when the carrying amount of a Company's asset exceeds its recoverable amount.

4. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2 Impairment of Non-Financial Assets - (Continued)

At the end of each reporting date, the Company assesses whether there is any indication that a stand-alone asset or a cash-generating unit may be impaired by using external and internal sources of information. If any such indication exists, the Company estimates the recoverable amount of the asset or cash-generating unit.

If an individual asset generates independent cash inflows, it is tested for impairment as a stand-alone asset. If an asset does not generate independent cash inflows, it is tested for impairment together with other assets in a cash-generating unit, at the lowest level in which independent cash inflows are generated and monitored for internal management purposes.

The recoverable amount of an assets or a cash-generating unit is the higher of its fair value less costs to sell and the value in use. The Company determines the fair value less costs to sell of an asset or a cash-generating unit in a hierarchy based on:

(i) price in a binding sale agreement;
(ii) market price traded in an active market; and
(iii) estimate of market price using the best available information.

The value in use is estimated by discounting the net cash inflows (by an appropriate discount rate) of the asset or unit, using reasonable and supportable management's budgets and forecasts of five years and extrapolation of cash inflows for periods beyond the five-year forecast or budget.

For an asset measured on a cost-based model, any impairment loss is recognised in profit or loss.

For a cash-generating unit, any impairment loss is allocated to the assets of the unit pro rata based on the relative carrying amounts of the assets.

The Company reassesses the recoverable amount of an impaired asset or a cash-generating unit if there is any indication that an impairment loss recognised previously may have reversed. Any reversal of impairment loss for an asset carried at a cost-based model is recognised in profit or loss, subject to the limit that the revised carrying amount does not exceed the amount that would have been determined had no impairment loss been recognised previously.

4.3 Cash And Cash Equivalents

Cash and cash equivalents in the statement of cash flows comprise cash and bank balances, short-term bank deposits and other short-term, highly liquid investments that have a short maturity of three months or less from the date of acquisition, net of bank overdrafts.

4. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.4 Share Capital and Distributions

(a) Share Capital

Ordinary shares and non-redeemable preference share issued that carry no put option and no mandatory contractual obligation:

(i) to deliver cash or another financial asset;
(ii) to exchange financial assets or financial liabilities with another entity under conditions that are potentially unfavourable to the Company, are classified as equity instruments.

When ordinary shares and other equity instruments are issued in a private placement or in a rights issue to existing shareholders, they are recorded at the issue price. For ordinary shares and other equity instruments issued in exchange for non-monetary assets, they are measured by reference to the fair values of the assets received.

When ordinary shares and other equity instruments are issued as consideration transferred in a business combination or as settlement of an existing financial liability, they are measured at their fair value at the date of the exchange transaction.

Transaction costs of an equity transaction are accounted for as a deduction from equity, net of any related income tax effect.

(b) Distributions

Distributions to holders of an equity instrument are recognised as equity transactions and are debited directly in equity, net of any related income tax effect.

A dividend declared is recognised as a liability only after it has been appropriately authorised, which is the date when the Board of Directors declares an interim dividend, or in the case of a proposed final dividend, the date the shareholders of the Company approve the proposed final dividend in an annual general meeting of shareholders. For a distribution of non-cash assets to owners, the Company measures the dividend payable at the fair value of the assets to be distributed.

4.5 Financial instruments

(a) Initial recognition and measurement

The company recognises a financial asset or financial liability in the statement of financial position when, and only when, it becomes a party to the contractual provisions of the instrument.

4. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.5 Financial instruments - (continued)

(a) Initial recognition and measurement - (Continued)

On initial recognition, all financial assets and financial liabilities are measured at fair value, which is generally the transaction price, plus transaction costs if the financial asset or financial liability is not measured at fair value through profit or loss. For instruments measured at fair value through profit or loss, transaction costs are expensed to profit or loss when incurred.

(b) Derecognition of Financial Instruments

A financial asset is derecognised when, and only when, the contractual rights to receive the cash flows from the financial asset expire, or when the Company transfers the contractual rights to receive cash flows of the financial assets, including circumstances when the Company acts only as a collecting agent of the transferee, and retains no significant risks and rewards of ownership of the financial asset or no continuing involvement in the control of the financial asset transferred.

A financial liability is derecognised when, and only when, it is legally extinguished, which is either when the obligation specified in the contract is discharged or cancelled or expires. A substantial modification of the terms of an existing financial liability is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. For this purpose, the Company considers a modification as substantial if the present value of the revised cash flows of the modified terms discounted at the original effective interest rate differs by 10% or more when compared with the carrying amount of the original liability.

(c) Subsequent Measurement of Financial Assets

For the purpose of subsequent measurement, the Company classifies financial assets into two categories, namely:

(i) financial assets at fair value through profit or loss, and
(ii) financial assets at amortised cost.

After initial recognition, investments in preference shares and ordinary shares are measured at their fair values by reference to the active market prices, if observable, or otherwise by a valuation technique, without any deduction for transaction costs it may incur on sale or other disposal. All other equity investments which cannot be measured reliably without undue cost or effort are measured at cost less accumulated impairment.

4. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.5 Financial instruments - (continued)

(c) Subsequent Measurement of Financial Assets - (Continued)

Investments in debt instruments, whether quoted or unquoted, are subsequently measured at amortised cost using the effective interest method. Investments in unquoted equity instruments and whose fair value cannot be reliably measured are measured at cost.

Other than financial assets measured at fair value through profit or loss, all other financial assets are subject to review for impairment in accordance with Note 4.5 (f).

(d) Subsequent Measurement of Financial Liabilities

After initial recognition, all financial liabilities are measured at amortised cost using the effective interest method.

(e) Fair Value Measurement of Financial Instruments

The fair value of a financial asset or a financial liability is determined by reference to the quoted market price in an active market, and in the absence of an observable market price, by a valuation technique using reasonable and supportable assumptions.

(f) Impairment and Uncollectibility of Financial Assets

At the end of each reporting period, the Company examines whether there is any objective evidence that a financial asset or a group of financial assets is impaired. Evidences of trigger loss events include: -

i) significant difficulty of the issue or obligor;
ii) a breach of contract, such as a default or delinquency in interest or principal payments
iii) granting exceptional concession to a customer;
iv) it is probable that a customer will enter bankruptcy or other financial reorganization;
v) the disappearance of an active market for that financial asset because of financial difficulties;
vi) any observable market data indicating that there may be a measurable decrease in the estimated future cash flows from a group of financial assets.

4. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.5 Financial instruments - (Continued)

(f) Impairment and Uncollectibility of Financial Assets - (Continued)

For a non-current loan and receivable carried at amortised cost, the revised estimated cash flows are discounted at the original effective interest rate. Any impairment loss is recognized in profit or loss and a corresponding amount is recorded in a loss allowance account. Any subsequent reversal of impairment loss of the financial asset is reversed in profit or loss with a corresponding adjustment to the loss allowance account, subject to the limit that the reversal should not result in the revised carrying amount of the financial asset exceeding the amount that would have been determined had no impairment loss been recognized previously.

For short-term trade and other receivables, where the effect of discounting is immaterial, impairment loss is tested for each individually significant receivable wherever there is any indication of impairment. Individually significant receivables for which no impairment loss is recognized are grouped together with all other receivables by classes based on credit risk characteristics and aged according to their past due periods. A collective allowance is estimated for a class group based on the Company's experience of loss ratio in each class, taking into consideration current market conditions.

For an unquoted equity investment measured at cost less impairment, the impairment is the difference between the asset's carrying amount and the best estimate (which will necessarily be an approximation) of the amount (which might be zero) that the Company expects to receive for the asset if it were sold at the reporting date. The Company may estimate the recoverable amount using an adjusted net asset value approach.

4.6 Tax Assets And Tax Liabilities

(a) Current Income Tax

Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date.

Current income taxes are recognised in profit or loss except to the extent that the tax relates to item recognised outside profit or loss, either in other comprehensive income or directly in equity.

4. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.7 Revenue Recognition and Measurement

(a) Rendering Of Services

Revenue from rendering of services is measured by reference to the stage of completion of the transaction at the reporting date.

5. CRITICAL JUDGEMENTS AND ESTIMATION UNCERTAINTY

The preparations of the financial statements in conformity with MPERS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.

There are no significant areas of estimation uncertainty and critical judgements in applying accounting policies that have significant effect on the amounts recognised in the financial statements.

6. PROPERTY, PLANT & EQUIPMENT

	General Equipment RM	Total RM
Cost		
Addition	3,500	3,500
At 31 March 2021	3,500	3,500
Accumulated Depreciation		
Charge for the year	350	350
At 31 March 2021	350	350
Net Book Value		
At 31 March 2021	3,150	3,150

7. CASH AND CASH EQUIVALENTS

	2021 RM	2020 RM
Cash and cash equivalents	75,188	1

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

NOTES TO THE FINANCIAL STATEMENTS – 31 MARCH 2021

8. SHARE CAPITAL

	Number of Ordinary Shares		Amount	
Issued & Fully Paid:	2021	2020	2021	2020
At beginning of the financial year/			RM	RM
period	1	1	1	1

Ordinary shares of the Company have no par value. The holders of ordinary shares is entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restrictions and rank equally with regard to the Company's residual assets.

9. RETAINED PROFITS

The retained profits of the Company are available for distributions by way cash dividends or dividends in specie. Under the single-tier system of taxation, dividends payable to shreholders are deemed net of income taxes. There are no potential income tax consequences that would result from the payment of dividends to shareholders.

10. OTHER PAYABLES

	2021	2020
	RM	RM
Accrued Operation Expenses	84,131	1,000
Advance From Director	1,000	-
Other Payables	34,288	4,288
	119,419	5,288

Advances from director were made in the ordinary course of business. They are repayable on demand, unsecured and non-interest bearing.

All short-term payables, is measured at undiscounted amounts because the effect of discounting is immaterial.

10a. REVENUE

Revenue represents from Channel Broadcarting, Show Hosts, IT Programming and Admistrative Services.

11. PROFIT/(LOSS) FROM OPERATIONS

Profit/(Loss) from operations before tax has been arrived at:

	2021	2020
After charging:	RM	RM
Auditors' Remuneration	3,500	1,000
Depreciation of Property, Plant & Equipment	350	-
Formation of Company	-	1,758

12. TAX EXPENSE

	2021	2020
Current Tax Expense:	RM	RM
Taxes Payable in Malaysia	2,330	-

The significant differences between the tax expense and accounting profit/(loss) multiplied by the statutory tax rate are due to the tax effects arising from the following items:

	2021	2020
	RM	RM
Profit/(Loss) Before Tax	14,206	(5,288)
Tax At The Statutory Income Tax Rate Of 24%	3,409	(1,269)
Income Subject To Tax Rate of 17%	(959)	-
Expenses Not Deductible For Tax Purpose	132	1,269
Tax Incentives And Allowances	(252)	-
Tax Expense For The Year/Period	2,330	-

13. EVENT AFTER REPORTING PERIOD

On the 04 November 2020 the Company has change its Name from Nekad Sempurna Sdn. Bhd. to The Wision Project Sdn. Bhd.

14. AUTHORISATION OF FINANCIAL STATEMENTS FOR ISSUE

The financial statements were authorised for issue by the Board of Directors in accordance with a resolution of the directors on 15 September 2021.

LODGER INFORMATION

Name	: LIEW CHIEW HA (f) (MIA 7064)
Practising Certificate No.	: 202008001400
NRIC No.	: 641115-12-5218
Address	: No. 8-2, Second Floor, Block G, Phase IV Damai Plaza, Luyang, 88300 Kota Kinabalu, Sabah.
Telephone No.	: 088 - 278313 & 238686
Email	: liewch2020@gmail.com / sec.2020@gmail.com

APPENDIX I

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

INCOME STATEMENT
FOR THE FINANCIAL YEAR ENDED 31 MARCH 2021

	2021 RM	2020 RM
REVENUE	300,000	-
GROSS PROFIT/(LOSS)	300,000	-
ADMINISTRATIVE EXPENSES	(285,794)	(5,288)
PROFIT/(LOSS) BEFORE TAXATION	14,206	(5,288)
TAX EXPENSE	(2,330)	-
PROFIT/(LOSS) AFTER TAX FOR THE YEAR/PERIOD	11,876	(5,288)

Registration No: 201801041991 (1304023 - T)

APPENDIX II

THE WISION PROJECT SDN. BHD.
(Formerly Known As Nekad Sempurna Sdn. Bhd.)
(Incorporated In Malaysia)

INCOME STATEMENT
FOR THE FINANCIAL YEAR ENDED 31 MARCH 2021

	2021 RM	2020 RM
REVENUE		
Fees Receivables	300,000	-
ADMINISTRATIVE EXPENSES		
Advertisement & Promotional Expenses	4,421	-
Auditors' Remuneration	3,500	1,000
Bank Charges	21	-
Consultancy Fees	125,000	-
Data Processing Fees	1,000	-
Depreciation of Property, Plant & Equipment	350	-
EPF Contribution	1,196	-
Formation of Company	-	1,758
Filing Fees	200	150
Legal & Professional Fees	1,271	-
Medical Expenses	2,150	-
Management Fees	60,000	-
Presenter Fees	19,900	-
Printing & Stationery	1,301	-
Repairs & Maintenance	543	-
Salary & Wages	17,650	-
Socso ACR & ECR Contribution	176	-
Staff Amenities & Welfare	7,545	-
Subscription Fees	548	-
Sundry Expenses	4,278	-
Secretarial Fees	1,650	2,380
Service Tax	74	-
Travelling And Accommodation	2,499	-
Video Production & Services	14,000	-
Website & App Development Expenses	16,521	-
	285,794	5,288

SCHEDULE 3

The Management Accounts as at 31 December 2021

THE WISION PROJECT SDN BHD

MANAGEMENT BALANCE SHEET FOR THE PERIOD ENDED 31 DEC 2021

	NOTE	31 Dec 2021	Audited 31 Mar 2021
		RM	RM
NON-CURRENT ASSETS			
Property, Plant & Equipment	1	3,150	3,150
CURRENT ASSETS			
Other Debtors, Deposits & Prepayments	2	-	50,000
Cash & Bank Balances	3	101,563	75,188
		101,563	125,188
CURRENT LIABILITIES			
Others Creditors & Accruals	4	73,788	118,419
Amount Due To Directors	5	-	1,000
Taxation	6	-	2,330
		73,788	121,749
NET CURRENT ASSETS / (LIABILITIES)		27,775	3,439
		30,925	**6,589**
FINANCED BY			
CAPITAL			
Share Capital		1	1
Accumulated Losses - B/F		6,588	(5,288)
Profit / (Loss) For The Year		24,336	11,876
Accumulated Profit / (Losses) - C/F		30,924	6,588
		30,925	**6,589**

THE WISION PROJECT SDN BHD

MANAGEMENT INCOME STATEMENT

FOR THE PERIOD ENDED 31 DECEMBER 2021

	31 Dec 2021	Audited 31 Mar 2021
	RM	RM
REVENUE		
Fees Received	504,632	300,000
Sales Of Merchandise	6,451	-
GROSS PROFIT	511,083	300,000
LESS : EXPENSES		
Advertisement & Promotional Expenses	5,072	4,421
Auditors' Remuneration	-	3,500
Bank Charges	52	21
Computer Expenses	542	-
Consultancy Fees	-	125,000
Data Processing Fees	-	1,000
Depreciation of Fixed Asset	-	350
Director's Remuneration	208,000	-
EPF Contribution	6,271	1,196
Filing Fees	-	200
Gifts & Donations	1,362	-
Late Payment Charges	97	-
Legal and Professional Charges	2,187	1,271
Management Fees	-	60,000
Medical Expenses	55	2,150
Packaging Cost	520	-
Presenter Fees	36,700	19,900
Printing & Stationery	801	1,301
Purchase Of Merchandise	31,535	-
Rental	6,040	-
Repairs & Maintenance	516	543
Salary & Wages	55,577	17,650
Sampling Cost	412	-
Secretarial Fees	-	1,650
Service Tax	-	74
Socso ACR & ECR Contribution	888	176
Staff Amenities & Welfare	12,386	7,545
Subscription Fees	2,401	548
Sundry Expenses	34,422	4,278
Transport & Shipping Charges	1,011	-
Travelling & Accommodation	-	2,499
Video Production & Services	43,900	14,000
Website & App Development Expenses	36,000	16,521
	486,747	285,794
NET PROFIT BEFORE TAXATION	24,336	14,206
TAX EXPENSE	-	(2,330)
NET PROFIT AFTER TAXATION	24,336	11,876
RETAINED PROFIT / (LOSSES) B/F	6,588	(5,288)
RETAINED PROFIT / (LOSSES) C/F	**30,924**	**6,588**